                                                                      EXHIBIT 11
                                                                      ----------


                      THE LIMITED, INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

                     (Thousands except per share amounts)


                                           Thirteen Weeks Ended
                                           --------------------
                                           August 3,   July 29,
                                             1996        1995
                                           ---------   --------
Net income                                 $  33,150   $ 48,762
                                           =========   ========
Common shares outstanding:
   Weighted average                          379,454    379,454

   Dilutive effect of stock options            1,190      1,446

   Weighted average treasury shares         (108,567)   (21,939)
                                           ---------   --------
   Weighted average used to calculate
     net income per share                    272,077    358,961
                                           =========   ========
Net income per share                            $.12       $.14
                                           =========   ========

                                          Twenty-six Weeks Ended
                                          ----------------------
                                           August 3,   July 29,
                                             1996        1995
                                          ----------   --------
Net income                                 $  61,302   $ 87,973
                                           =========   ========
Common shares outstanding:

   Weighted average                          379,454    379,454

   Dilutive effect of stock options              870      1,048

   Weighted average treasury shares          (89,040)   (22,034)
                                           ---------   --------
   Weighted average used to calculate
     net income per share                    291,284    358,468
                                           =========   ========
Net income per share                            $.21       $.25
                                           =========   ========

Note:  Exercise of the Wexner Agreement (which cannot occur prior to February 1,
1998) was determined not to dilute reported earnings per share.